SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 10, 2006, IBERIABANK Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with qualified institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell in a private placement (the “Private Placement”) an aggregate of 576,923 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share. The price per Share under the Purchase Agreement is $52.00. See the Company’s Current Report on Form 8-K dated November 10, 2006.

The Private Placement of the Shares was consummated on November 16 and November 21, 2006, and will result in gross proceeds to the Company of approximately $30 million.

Stifel, Nicolaus and Company, Inc. (“Stifel”) and Howe Barnes Hoeffer and Arnett acted as co-placement agents for the offering. The aggregate underwriting commission was $1.5 million.

Pursuant to the Purchase Agreement, the Company agreed to file a Registration Statement (the “Registration Statement”) on Form S-3 with the Securities and Exchange Commission (the “Commission”), within 60 days of the closing of the Private Placement, to register the resale of the Shares. The Company agreed to use commercially reasonable efforts to have the Registration Statement declared effective by the Commission within 60 days after the date by which the Registration Statement is required to be filed.

Pursuant to the Purchase Agreement, the Company also agreed for a period that is the later of 180 days after the date of the Purchase Agreement or the effective date of the Registration Statement not to offer or sell shares of its common stock without the prior consent of Stifel. Exceptions from this limitation include shares of common stock to be issued in the Company’s pending acquisitions and under existing employee benefit plans. In addition, executive officers and directors have entered into “lock-up” agreements with Stifel (the “Lock-Up Agreement”) under which they will not offer or sell shares of common stock until the Registration Statement is declared effective by the Commission. Exceptions to the Lock-up Agreements have been granted to holders of a total of 51,500 shares, provided that such shares are sold at prices above $52.00 per share.

The Shares were offered and sold in the Private Placement to qualified institutional investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, and until registered under the Securities Act, the Shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. Management made its determination regarding the availability of such exemptions based upon the facts and circumstances surrounding the Private Placement, including each Purchaser representing that it is qualified institutional investor as such term is used in Regulation D, the absence of general solicitation or general advertising in connection with the Private Placement, and the inclusion of restrictive legends on the certificates for the Shares.

The foregoing description of the Private Placement, the Purchase Agreement and the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (Exhibit 10.1), the Lock-Up Agreement (Exhibit 10.2), and the related press release (Exhibit 99.1), which are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Purchase Agreement by and among the Company and the Purchasers thereto, dated November 10, 2006. Incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K dated November 10, 2006.

10.2	Lock-Up Agreement between officers and directors of the Company and Stifel, Nicolaus & Company, Incorporated.

99.1	Press Release issued by IBERIABANK Corporation on November 10, 2006. Incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K dated November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: November 21, 2006	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Purchase Agreement by and among the Company and the Purchasers thereto, dated November 10, 2006. Incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K dated November 10, 2006.

10.2	Lock-Up Agreement between officers and directors of the Company and Stifel, Nicolaus & Company, Incorporated.

99.1	Press Release issued by IBERIABANK Corporation on November 10, 2006. Incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K dated November 10, 2006.